EXHIBIT 22
                    SUBSIDIARIES OF WELLINGTON HALL, LIMITED

     Name of Subsidiary                           Jurisdiction of Incorporation
     ------------------                           -----------------------------

1.   Wellington Hall Caribbean Corporation        North Carolina

2.   Muebles Wellington Hall, S.A.                Honduras, Central America

Both of the above-listed subsidiaries do business under their full corporate names.

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